SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 28, 2001

ECHOSTAR COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in Charter)

NEVADA (State or other jurisdiction of incorporation	0-26176 (Commission File Number)	88-0336997 (IRS Employer Identification No.)
5701 S. SANTA FE DRIVE LITTLETON, COLORADO (Address of principal executive offices) Registrant’s telephone number, including area code:	80120 (Zip Code) (303) 723-1000

ITEM 5.  OTHER EVENTS

On October 28, 2001, General Motors Corporation and its subsidiary Hughes Electronics, together with EchoStar Communications Corporation, announced the signing of definitive agreements that provide for the spin-off of Hughes from GM and the merger of Hughes with EchoStar. See press release attached as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR COMMUNICATIONS CORPORATION

Dated: October 29, 2001

By:	/s/ Michael R. McDonnell

Michael R. McDonnell Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number 99.1	Description Press Release, dated October 28, 2001, announcing the signing of definitive agreements that provide for the spin-off of Hughes from GM and the merger of Hughes with EchoStar.